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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-56621, 33-50710 and 33-50708) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-54129, 33-20387 and 33-17765-02) of Shawmut National Corporation of our report dated February 20, 1995 appearing on page 83 of this Form 10-K.


Price Waterhouse LLP

Hartford, Connecticut
March 17, 1995

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